EXHIBIT 19(a)
FIRST AMENDMENT TO LOAN AGREEMENT

        THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into as of the 10th day of June, 2002 by and among LABARGE, INC., a Delaware corporation (the "Company"), LABARGE PROPERTIES, INC., a Missouri corporation ("LaBarge Properties"), and U.S. BANK NATIONAL ASSOCIATION ("Lender").

WITNESSETH:

        WHEREAS, the Company, LaBarge Properties and Lender have heretofore entered into that certain Loan Agreement dated as of March 12, 2002 (the "Loan Agreement"; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Loan Agreement as amended by this Amendment); and

WHEREAS, the Company, LaBarge Properties and Lender desire to amend the Loan Agreement in the manner hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. Section 4.13 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

        "4.13  Regulation U {TC "4.13  Regulation U" \f C \l "2"}. Neither the Company nor LaBarge Properties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (a) to purchase or carry margin stock (other than redemptions by the Company of shares of common stock of the Company to the extent permitted by Section 5.02(i) of this Agreement) or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended. If requested by Lender, the Company and LaBarge Properties shall furnish to Lender a statement in conformity with the requirements of Federal Reserve Form U - 1 referred to in Regulation U. "

2. Section 5.02(i) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

" (i) Stock Redemptions and Distributions{ TC "(i) Stock Redemptions and Distributions" \f C \l "3" }The Company will not, and it will not cause or permit any Subsidiary to, declare or incur any liability to make any Distribution in respect of the capital stock or other equity interests of the Company or the capital stock or other equity interests of such Subsidiary, as the case may be, provided, however, that (i) each wholly owned Subsidiary shall be permitted to declare and pay cash dividends on their respective capital stock or other equity interests to the Company and (ii) so long as no Default or Event of Default has occurred and is continuing or would be created thereby or result therefrom, the Company shall be permitted to redeem shares of its common stock so long as the aggregate consideration paid by the Company for or in connection with all such redemptions consummated during the term of this Agreement does not exceed the sum of $1,000,000.00."

3. Section 5.03 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

"5.03 Use of Proceeds. {TC "5.03 Use of Proceeds" \f C \l "2" }The Company covenants and agrees that (a) the proceeds of the Revolving Credit Loans will be used solely to pay off the existing indebtedness of the Company to Bank of America, N.A. and for the working capital and general corporate purposes of the Company, (b) no part of the proceeds of any Revolving Credit Loan will be used in violation of any applicable law, rule or regulation, (c) the Company will not directly or indirectly use any of the proceeds of any Revolving Credit Loan for the purpose of buying or carrying margin stock within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended, other than for the purpose of financing the Company's redemption of shares of common stock of the Company to the extent permitted by Section 5.02(i) of this Agreement and (d) not more than Twenty-Five Percent (25%) of the value of the consolidated assets of the Company and its Subsidiaries (other than any treasury stock of the Company) is now, or will at any time be, represented by margin stock. LaBarge Properties covenants and agrees that (a) the proceeds of the Term Loan will be used solely to pay off the existing indebtedness of LaBarge Properties to Bank of America, N.A. and to make improvements to the real property covered by the Deed of Trust, (b) no part of the proceeds of the Term Loan will be used in violation of any applicable law, rule or regulation and (c) LaBarge Properties will not directly or indirectly use any of the proceeds of the Term Loan for the purpose of buying or carrying margin stock within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the respective meanings ascribed to them in Regulation U of The Board of Governors of the Federal Reserve System, as amended. "

4. The following new Section 7.19 is hereby added to the Loan Agreement:

        "7.19  Collateral. {tc \l 2 " Collateral"} Lender represents that it in good faith is not relying upon any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended) as collateral in the extension or maintenance of the credit provided for in this Agreement. "

        5.  Notwithstanding the provisions of the Company Security Agreement, Lender hereby releases any security interest or other Lien it may have upon any shares of capital stock of the Company which are owed by the Company (whether held by the Company as treasury stock or otherwise).

        6.  The Company and LaBarge Properties hereby jointly and severally agree to reimburse Lender upon demand for all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Lender in the preparation, negotiation and execution of this Amendment and any and all other agreements, documents, instruments and/or certificates relating to the amendment of the existing credit facilities from Lender to the Company and/or LaBarge Properties (collectively, the "Loan Documents"). The Company and LaBarge Properties further jointly and severally agree to pay or reimburse Lender for (a) any stamp or other taxes (excluding income or gross receipts taxes) which may be payable with respect to the execution, delivery, filing and/or recording of the Loan Documents and (b) the cost of any filings and searches, including, without limitation, Uniform Commercial Code filings and searches. All of the obligations of the Company and LaBarge Properties under this paragraph shall survive the payment of the Company's Obligations and the LaBarge Properties' Obligations and the termination of the Loan Agreement.

7. All references in the Loan Agreement to "this Agreement" and any other references of similar import shall henceforth mean the Loan Agreement as amended by this Amendment.

        8.  Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Loan Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

        9.  This Amendment shall be binding upon and inure to the benefit of the Company, LaBarge Properties and Lender and their respective successors and assigns, except that neither the Company nor LaBarge Properties may assign, transfer or delegate any of its rights or obligations under the Loan Agreement as amended by this Amendment.

10. Each of the Company and LaBarge Properties hereby represents and warrants to Lender that:

        (a)  the execution, delivery and performance by the Company and LaBarge Properties of this Amendment are within the corporate powers of each of the Company and LaBarge Properties, have been duly authorized by all necessary corporate action on the part of each of the Company and LaBarge Properties and require no action by or in respect of, consent of or filing or recording with, any governmental or regulatory body, instrumentality, authority, agency or official or any other Person;

        (b)  the execution, delivery and performance by the Company and LaBarge Properties of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Certificate or Articles of Incorporation or By-Laws of the Company and/or LaBarge Properties, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality authority, agency or official or any agreement, document or instrument to which the Company and/or LaBarge Properties is a party or by which the Company and/or LaBarge Properties or any Property of the Company and/or LaBarge Properties is bound or to which the Company and/or LaBarge Properties or any Property of the Company and/or LaBarge Properties is subject;

        (c)  this Amendment has been duly executed and delivered by each of the Company and LaBarge Properties, constitutes the legal, valid and binding obligation of each of the Company and LaBarge Properties and is enforceable against each of the Company and LaBarge Properties in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

        (d)  all of the representations and warranties made by the Company, LaBarge Properties and/or any other Obligor in the Loan Agreement and/or in any of the other Transaction Documents are true and correct in all material respects on and as of the date of this Amendment as if made on and as of the date of this Amendment; and

(e) as of the date of this Amendment, no Default or Event of Default under or within the meaning of the Loan Agreement has occurred and is continuing.

11. In the event of any inconsistency or conflict between this Amendment and the Loan Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

12. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

        13.  ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT THE COMPANY, LABARGE PROPERTIES AND LENDER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY THE COMPANY, LABARGE PROPERTIES AND LENDER COVERING SUCH MATTERS ARE CONTAINED IN THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS AMONG THE COMPANY, LABARGE PROPERTIES AND LENDER, EXCEPT AS THE COMPANY, LABARGE PROPERTIES AND LENDER MAY LATER AGREE IN WRITING TO MODIFY THEM.

14. Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until Lender shall have received:
(a) this Amendment, duly executed by the Company and LaBarge Properties;

(b) a copy of resolutions of the Board of Directors of the Company, duly adopted, which authorize the execution, delivery and performance of this Amendment;

(c) a copy of resolutions of the Board of Directors of LaBarge Properties, duly adopted, which authorize the execution, delivery and performance of this Amendment;

(d) an incumbency certificate, executed by the Secretary of the Company, which shall identify by name and title and bear the signatures of all of the officers of the Company executing this Amendment;

 (e) an incumbency certificate, executed by the Secretary of LaBarge Properties, which shall identify by name and title and bear the signatures of all of the officers of LaBarge Properties executing this Amendment;

(f) certificates of corporate good standing of the Company issued by the Secretaries of States of the States of Delaware and Missouri;

(g) a certificate of corporate good standing of LaBarge Properties issued by the Secretary of State of the State of Missouri;

(h) a Consent of Guarantor in form and substance satisfactory to Lender, duly executed by the Company; and

(i) a Consent of Guarantors in form and substance satisfactory to Lender, duly executed by each Guarantor Subsidiary.

IN WITNESS WHEREOF, the Company, LaBarge Properties and Lender have executed this First Amendment to Loan Agreement as of the 10th day of June, 2002.

LABARGE, INC.
/s/Donald H. Nonnenkamp
By: Donald H. Nonnenkamp
Title: Vice President and CFO

LABARGE PROPERTIES, INC.
/s/Donald H. Nonnenkamp
By: Donald H. Nonnenkamp
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION
/s/Thomas S. Sherman
By: Thomas S. Sherman
Title: Vice President

CONSENT OF GUARANTOR

 The undersigned hereby consents to the terms, provisions and conditions contained in that certain First Amendment to Loan Agreement dated as of June 10, 2002, by and among LaBarge, Inc. (the "Company"), LaBarge Properties, Inc. ("LaBarge Properties") and U.S. Bank National Association ("Lender") (the "First Amendment to Loan Agreement"). The undersigned hereby acknowledges and agrees that (a) the execution and delivery of the First Amendment to Loan Agreement by the Company and LaBarge Properties to Lender will not adversely affect or impair any of its obligations to Lender under that certain Guaranty dated as of March 12, 2002, and executed by the undersigned in favor of Lender with respect to the indebtedness of LaBarge Properties to Lender (the "Guaranty"), (b) payment of all of the "LaBarge Properties' Obligations" (as defined in that certain Loan Agreement dated as of March 12, 2002, by and among the Company, LaBarge Properties and Lender, as amended by the First Amendment to Loan Agreement and as the same may from time to time be further amended, modified, extended, renewed or restated) is guaranteed to Lender by the undersigned pursuant to the terms of the Guaranty and (c) the Guaranty is in full force and effect on the date hereof and the same is hereby ratified and confirmed.

 Executed as of the 10th day of June 2002.

 LABARGE, INC., Guarantor

/s/Donald H. Nonnenkamp

      By: Donald H. Nonnenkamp

      Title: Vice President and Chief Financial Officer

CONSENT OF GUARANTORS

 Each of the undersigned hereby consents to the terms, provisions and conditions contained in that certain First Amendment to Loan Agreement dated as of June 10, 2002, by and among LaBarge, Inc. (the "Company"), LaBarge Properties, Inc. ("LaBarge Properties") and U.S. Bank National Association ("Lender") (the "First Amendment to Loan Agreement"). Each of the undersigned hereby acknowledges and agrees that (a) the execution and delivery of the First Amendment to Loan Agreement by the Company and LaBarge Properties to Lender will not adversely affect or impair any of its obligations to Lender under that certain Guaranty dated as of March 12, 2002, and executed by the undersigned in favor of Lender with respect to the indebtedness of the Company to Lender (the "Guaranty"), (b) payment of all of the "Company's Obligations" (as defined in that certain Loan Agreement dated as of March 12, 2002, by and among the Company, LaBarge Properties and Lender, as amended by the First Amendment to Loan Agreement and as the same may from time to time be further amended, modified, extended, renewed or restated) is guaranteed to Lender by the undersigned pursuant to the terms of the Guaranty and (c) the Guaranty is in full force and effect on the date hereof and the same is hereby ratified and confirmed.

 Executed as of the 10th day of June 2002.

 LABARGE WIRELESS, INC., Guarantor

/s/Donald H. Nonnenkamp

      By: Donald H. Nonnenkamp

      Title: Vice President

 LABARGE/STC, INC., Guarantor

/s/Donald H. Nonnenkamp

      By: Donald H. Nonnenkamp

      Title: Vice President

 LABARGE -- OCS, INC., Guarantor

/s/Donald H. Nonnenkamp

      By: Donald H. Nonnenkamp

      Title: Vice President